EXHIBIT 23.0
                      RECKSON OPERATING PARTNERSHIP, L. P.
                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement Form S-3 (No. 333-67129) and in the related Prospectus of Reckson Operating Partnership L.P., of our report dated February 20, 2002, except for Note 13, as to which the date is March 13, 2002, with respect to the consolidated financial statements and schedule of Reckson Operating Partnership L.P., included in this Annual Report Form 10-K for the year ended December 31, 2001.





                                                             Ernst & Young, LLP




New York, New York
March 18, 2002